SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) June 22, 1998



                            Seneca Foods Corporation
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             (Exact name of registrant as specified in its charter)



      New York                         0-1989            16-0733425
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(State or other jurisdiction       (Commission           (I.R.S. Employer
of incorporation)                   File Number)        Identification No.)

1162 Pittsford-Victor Road, Pittsford, New York                  14534
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  (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code 716/385-9500
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                                 Not Applicable
                                 --------------
           Former name or former address, if changed since last report






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                                    FORM 8-K
                            SENECA FOODS CORPORATION
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Item 1.           Changes in Control of Registrant.

                  See discussion in Item 5 below.

Item 5.           Other Events.

                  On June 22, 1998, the Registrant entered into a Stock Purchase Agreement with Carl Marks Strategic Investments, L.P., a Delaware limited partnership, Carl Marks Strategic Investments II, L.P., a Delaware limited partnership and Uranus Fund, Ltd., a Cayman Islands corporation (collectively, the "New Investors"), whereby the New Investors agreed to purchase from the Registrant 1,166,667 shares of Convertible Participating Preferred Stock, with $0.025 par value per share (the "New Preferred Stock") for a total investment of $14,000,004 (or $12.00 per share)(the "Stock Purchase Agreement"). The shares of New Preferred Stock are convertible immediately into shares of the Registrant's Class A common stock, $0.25 par value per share ("Class A Common Stock").

                  To complete the equity investment transaction contemplated by the Stock Purchase Agreement, the Registrant will declare a distribution payable to the holders of Class A Common Stock and Class B common stock, $0.25 par value per share ("Class B Common Stock") whereby each holder (a "Rights Holder") will receive one-half of a right (the "Right") to purchase at a subscription price of $12.00 per share, (the "Subscription Price") shares of the New Preferred Stock (the "Rights Offering"). Each whole Right will entitle the Rights Holder to receive, upon payment of the Subscription Price, one share of New Preferred Stock.

                  The New Investors have agreed to purchase from the Registrant up to 2,500,000 shares of New Preferred Stock which the Registrant's shareholders do not purchase in the Rights Offering. Under no circumstances shall the Registrant be required to issue more than 4,166,667 shares of New Preferred Stock, or a total sale of $50,000,004 (the "$50 Million Limit") to the New Investors and shareholders who exercise their purchase rights under the Rights Offering in the total equity investment transaction. This limitation affects only the purchase rights of the New Investors. Assuming (i) the New Investors acquire the maximum number of shares which they can acquire in the Transaction and the Related Existing Shareholders (as hereinafter defined) exercise all Rights distributed to them as current shareholders; (ii) the New Investors and the Related Existing Shareholders convert all shares of New Preferred Stock acquired by them into shares of Class A Common Stock and, except for that conversion, neither reduce nor increase their aggregate holdings of Company voting stock; (iii) the Wolcott and Kayser families



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neither  reduce  nor  increase  their aggregate holdings of Company voting stock after the Transaction; and (iv) the Company issues no more shares of voting stock after the Transaction except in conversion of New Preferred Stock: (A) the New Investors will own, in the aggregate, 4.4% of the voting power of the Registrant's shares and (B) certain long-standing shareholders of the Registrant that are related to the New Investors through family relationships and the common ownership of family-held investments (the "Related Investors") will own, in the aggregate, 19.3% of the voting power of the Registrant. The Wolcott and Kayser family shareholders referred to in the following paragraph would then own 36.8% of the total voting power.

                  Concurrently with the Stock Purchase Agreement, the New Investors, the Registrant, and certain of its substantial shareholders, entered into a Shareholders Agreement dated June 22, 1998 (the "Shareholders Agreement") whereby certain substantial shareholders of the Registrant, including the Wolcott and Kayser families, agreed that they would not exercise, sell or otherwise transfer the Rights to which they were entitled pursuant to the terms of the Rights Offering. The Pillsbury Company has separately agreed that it will not exercise, sell or otherwise transfer the Rights to which it is entitled pursuant to the terms of the Rights Offering. The members of the Kayser and Wolcott families have also agreed to certain restrictions on sales by them of shares of (i) Class A Common Stock, (ii) Class B Common Stock, (iii) New Preferred Stock and (iv) other securities of the Registrant that are entitled to vote in the election of directors (the "Shares") including a general restriction against sales of Shares to third persons within two years of the closing of the final transaction of the equity investment.

                  The consummation of the Stock Purchase Agreement, the Shareholders Agreement and Rights Offering result in significant participation by the New Investors in the governance of the Registrant. The number of directors comprising the Registrant's Board of Directors will be increased from seven to nine members, with the two new positions being filled by designees of the New Investors (the "Investor Designees"). The Investor Designees will continue to be nominated for election to the Board and shareholders who executed the Shareholders Agreement will continue to vote for the Investor Designees until the Stock Purchase Agreement is terminated or such time as the New Investors no longer own, in the aggregate, at least 10% of the Registrant's Class A Common Stock (assuming conversion of all shares of the New Preferred Stock into Class A Common Stock). The Shareholders Agreement also requires that the Investor Designees will comprise at least 22% of any committee of the Board of Directors. Moreover, the Registrant has agreed to require unanimous approval of the Registrant's Board of Directors (excluding directors who abstain from voting) for certain defined "major corporate actions", including (i) any amendment or modification to the Registrant's Certificate of Incorporation or Bylaws; (ii) any business combination; (iii) any


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sale or transfer of all or  substantially  all of the assets of the  Registrant;
(iv) certain issuances of securities; (v) any acquisition or disposition or series of related acquisitions or dispositions of assets involving gross consideration in excess of $15 million; (vi) certain changes in the Registrant's line of business; (vii) any change in the Registrant's certified public
accountants;   (viii)  the  settlement  of  certain  litigation;   or  (ix)  the
commencement   by  the  Registrant  of   proceedings   relating  to  bankruptcy,
insolvency, reorganization or relief of debtors. The requirement of unanimous Board approval (excluding directors who abstain from voting) terminates when the New Investors no longer own, in the aggregate, at least 15% of the Registrant's Class A Common Stock (assuming conversion of all shares of New Preferred Stock into shares of Class A Common Stock).

                  On June 19,  1998,  the  Board  of  Directors  of the  Company
exempted the New Investors and their affiliates from the provisions of Section 912(b) of the New York Business Corporation Law, which impose certain restrictions and limitations on certain "business combinations" between the Registrant and an "interested shareholder" as such quoted terms are defined in
Section 912.

                  Pursuant to a Registration Rights Agreement dated June 22, 1998, the Registrant granted to the New Investors certain registration rights under the Securities Act of 1933 (the "Registration Rights") with respect to the shares purchased by the New Investors pursuant to the Stock Purchase Agreement and the Rights Offering. The Registration Rights Agreement gives the New Investors, subject to certain limitations, (i) demand Registration Rights and
(ii) Registration Rights to participate in other public securities offerings initiated on behalf of the Registrant or other holders.

                  To effect the foregoing Stock Purchase Agreement and Rights Offering, the Registrant will amend its Certificate of Incorporation to: (i) increase the number of authorized shares of Class A Common Stock from 10,000,000 shares to 20,000,000 shares; (ii) increase the number of authorized shares of Preferred Stock with $.025 par value per share, Class A from 4,000,000 shares to 8,200,000 shares; (iii) set forth the rights, preferences and limitations of the New Preferred Stock; (iv) require unanimous board approval, in accordance with
Section 709 of the New York Business Corporation Law, of the major corporate actions; and (v) remove the acquisition by the New Investors of Class A Common Stock issuable upon conversion of the New Preferred Stock from the operation of certain provisions of the Certificate of Incorporation with respect to the purchase of Class A Common Stock. Consequently, the complete equity investment transaction cannot be effected without prior shareholder approval. The Wolcott and Kayser family shareholders who signed the Shareholder Agreement and The Pillsbury Company have agreed to vote all their shares of the Company's voting stock in favor of the amendments to the Certificate of Incorporation.



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                  Registrant  intends to use the proceeds  from the total equity investment to reduce Registrant's indebtedness.


Item 7. Financial Statements and Exhibits


2(a) Stock Purchase Agreement dated as of June 22, 1998 between the Registrant and the New Investors

2(b) Shareholders Agreement dated as of June 22, 1998 between the Registrant, the New Investors and certain substantial shareholders of the Registrant

2(c) Registration Right Agreement dated as of June 22, 1998 between the Registrant and the New Investors

3(i) Proposed Certificate of Amendment of the Registrant's Certificate of Incorporation

20         Press Release of the Registrant dated June 22, 1998



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SENECA FOODS CORPORATION



Date:  July 2, 1998                  By      :/s/Philip G. Paras
                                              -----------------------
                                      Name:    Philip G. Paras
                                      Title:   Vice President-Finance






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